Explanation of Responses:

(1)       This Form 4 is filed on behalf of Elizabeth H. Weatherman.  Ms. Weatherman is a Partner of Warburg Pincus & Co., a New York general partnership (“WP”), and a Member and Managing Director of Warburg Pincus LLC, New York limited liability company (“WP LLC”).  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), directly beneficially owns 156,978 shares of Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), of Talon Therapeutics, Inc., a Delaware corporation (the “Company”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”), directly beneficially owns 5,022 shares of Series A-3 Preferred (together with the 156,978 shares of Series A-3 Preferred beneficially owned by WP X, the “Securities”).  Warburg Pincus X, L.P. is a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”).  Warburg Pincus X LLC is a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”). Warburg Pincus Partners LLC is a New York limited liability company and the sole member of WP X LLC (“WPP LLC”).  WP is the managing member of WPP LLC.  WP LLC manages each of the WP X Funds.  Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC, may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP and WP LLC.

This Form 4 shall not be deemed an admission that the Reporting Person or any other person referred to herein, other than the WP X Funds, is a beneficial owner of any Securities or has the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that the Reporting Person or other person has an obligation to file this Form 4.

(2)     By reason of the provisions of Rule 16a-1 of the Exchange Act, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund.  WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Ms. Weatherman disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.

(3)    Each share of Series A-3 Preferred is convertible into such number of shares of common stock of the Company, par value $0.001 (“Common Stock”), as is equal to the accreted value of such share of Series A-3 Preferred divided by a conversion price equal to $0.35 as of January 11, 2013, subject to adjustment pursuant to the terms of the certificate of designation setting forth the designations, preferences, limitations and relative rights of the Series A-3 Preferred.  Unless converted or redeemed pursuant to their terms, the Series A-3 Preferred do not expire.

(4)   The WP X Funds partially exercised their contractual right to acquire Series A-3 Preferred.  WP X acquired 52,326 shares of Series A-3 Preferred and WPP X acquired 1,674 shares of Series A-3 Preferred.  Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited exercised their right to purchase ten percent (10%) of such shares and acquired 6,000 shares of Series A-3 Preferred in the aggregate, which reduced the number of shares acquirable by the WP X Funds pursuant to their contractual right by such amount.  By reason of the provisions of Rule 16a-1 of the Exchange Act, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to be the beneficial owners of an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.  WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Ms. Weatherman disclaims beneficial ownership of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.